UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008 (May 22, 2008)

INNOVATIVE CARD TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51260	90-0249676
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

633 West Fifth Avenue, Suite 2600 Los Angeles, California		90071
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (213) 223-2142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

CURRENT REPORT ON FORM 8-K

INNOVATIVE CARD TECHNOLOGIES, INC.

May 27, 2008

Item 1.01. Entry into a Material Definitive Agreement.

On May 22, 2008, Innovative Card Technologies, Inc. (“Company”) entered into an employment agreement (“Agreement”) with Vincent M. Schiavo (“Executive”) to act as our Senior Vice President Global Sales. Pursuant to the Agreement, Executive will receive base compensation of $250,000 per year and be entitled to a 100% bonus upon achieving performance milestones based on revenue and gross profit targets. As part of the Agreement, Executive will also be granted options to purchase an aggregate of 350,000 common shares subject to certain vesting conditions. The Agreement also provides for acceleration of vesting in the event of a change in control or Executive’s termination without cause. In the event Executive is terminated without cause, the Company has also agreed to provide the Executive with severance pay.

The foregoing summary of the Executive Employment Agreement is qualified in its entirety by reference to the full text of such document; a copy is attached hereto as Exhibits 10.1 and is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit Number	Description

10.1	Form of Executive Employment Agreement of Vincent M. Schiavo, dated as of May 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVATIVE CARD TECHNOLOGIES, INC.

Date: May 27, 2008	By:	/s/ Steven Delcarson
Steven Delcarson
Chief Executive Officer